EXHIBIT 99.1

News
Release
                                          STANHOME INC. [LOGO]



                                CONTACTS:

STANHOME INC.                             MORGEN-WALKE ASSOCIATES
THOMAS E. EVANGELISTA                     BETSY BROD, STEPHANIE GIROUX
VICE PRESIDENT                            MEDIA CONTACT:  RICHARD DUKES
(413) 562-3631                            (212) 850-5600

FOR IMMEDIATE RELEASE

        STANHOME INC. COMPLETES SALE OF WORLDWIDE DIRECT SELLING GROUP

            WESTFIELD, MA, DECEMBER 18, 1997 - STANHOME INC. (NYSE-STH) TODAY SAID IT HAD COMPLETED THE PREVIOUSLY ANNOUNCED SALE OF THE MAJORITY OF THE OPERATIONS COMPRISING ITS WORLDWIDE DIRECT SELLING GROUP TO LABORATOIRES DE BIOLOGIE VEGETALE YVES ROCHER OF FRANCE.

            AS PART OF THE AGREEMENT WITH YVES ROCHER, THE STANHOME NAME WILL REMAIN WITH THE WORLDWIDE DIRECT SELLING GROUP. STANHOME HAS NOW COMPLETED ITS TRANSFORMATION INTO A SINGULARLY FOCUSED DESIGNER AND MARKETER OF BRANDED GIFTS AND COLLECTIBLES. AT ITS NEXT ANNUAL MEETING, THE COMPANY WILL SUBMIT, FOR SHAREHOLDER APPROVAL, A PROPOSAL TO CHANGE ITS CORPORATE NAME TO BETTER REFLECT THIS NEW FOCUS.

            H.L. (BILL) TOWER, STANHOME'S CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMMENTED, "WE ARE DELIGHTED TO HAVE COMPLETED THIS SALE WITH YVES ROCHER, WHOSE STRATEGIC MISSION INCLUDES ESTABLISHING DIRECT SELLING AS A MAJOR NEW CHANNEL OF DISTRIBUTION. YVES ROCHER IS COMMITTED TO BECOMING A LEADING FORCE IN DIRECT SELLING, WITH FOCUS ON THE PARTY PLAN CONCEPT ORIGINALLY DEVELOPED AND PIONEERED BY STANHOME".

            STANHOME INC. IS A GLOBAL MARKETER OF QUALITY BRANDED GIFTS AND COLLECTIBLES THROUGH THE ENESCO GIFTWARE GROUP. THE COMPANY'S GIFT AND COLLECTIBLES BRANDS INCLUDE PRECIOUS MOMENTS, CHERISHED TEDDIES, PRETTY AS A PICTURE AND LILLIPUT LANE, AMONG OTHERS.



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